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                                                                   EXHIBIT 23.5



                      CONSENT OF JEFFERIES & COMPANY, INC.


     We hereby consent to the use of our written opinion to the board of directors of Grey Wolf Drilling Company included as an appendix to this registration statement, and to all other references to Jefferies & Company, Inc. included in or made a part of this registration statement.




                                              Jefferies & Company, Inc.


Houston, Texas
April       , 1997